UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Provena Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROVENA FOODS INC.

5010 Eucalyptus Avenue

Chino, California 91710

NOTICE OF APRIL 27, 2004 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PROVENA FOODS INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provena Foods Inc., a California corporation, will be held on Tuesday, April 27, 2004, at 11:00 a.m., at the Corporation’s principal office at 5010 Eucalyptus Avenue, Chino, California 91710 for the following purposes:

1. To elect directors to serve until the next Annual Meeting of Shareholders; and

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 8, 2004 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, said meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY, WHICH YOU MAY REVOKE PRIOR TO ITS USE.

PROXY STATEMENT

This Proxy Statement relates to the solicitation by the Board of Directors of Provena Foods Inc. (the “Company”) of proxies to be used at the Company’s April 27, 2004 Annual Meeting of Shareholders (and any adjournment thereof) for the purposes set forth in the above Notice. This Proxy Statement is to be mailed to shareholders on or about March 15, 2004. All expenses of distributing this Proxy Statement, the Notice, and the Proxy card are to be borne by the Company.

Shares represented by a Proxy card returned properly signed will be voted as directed in the Proxy card. If no direction is made for a matter, the Proxy will be voted for the matter. A Proxy may be revoked at any time before it is voted at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only shareholders of record at the close of business on March 8, 2004 are entitled to vote at the meeting or any adjournment thereof. On that date the Company had outstanding 3,359,706 shares of common stock. Each share is entitled to one vote, subject to the right to cumulate votes in the election of directors, as described below under Election of Directors.

IMPORTANT

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

The following table sets forth, for each officer, director and 5% shareholder of the Company and for all officers and directors as a group (8 persons), the number and percent of outstanding shares of common stock of the Company owned on March 8, 2004.

	Shares Beneficially Owned(2)
	Without Options(6)		Options Exercised(7)
Name or Category(1)	Number	Percent	Number	Percent
John D. Determan	335,327	10.0%	335,327	9.7%
The Salvation Army (3)	189,231	5.6%	189,232	5.5%
Orangewood Children’s Foundation (3)	189,232	5.6%	189,231	5.5%
Theodore L. Arena	290,994	8.7%	382,452	11.0%
Ronald A. Provera (4)	322,330	9.6%	322,330	9.3%
Santo Zito	369,830	11.0%	369,830	10.7%
Thomas J. Mulroney (5)	18,338	5%	33,991	1.0%
Louis A. Arena	288,030	8.6%	288,030	8.3%
John M. Boukather	3,173.1%		3,173.1%
Joseph W. Wolbers	12,250.4%		12,250.4%
Officers and Directors	1,640,272	48.9%	1,747,383	50.5%
Shares Outstanding	3,359,706	100%	3,466,817	100%

(1)	The address for each person is c/o Provena Foods Inc., 5010 Eucalyptus Avenue, Chino, California 91710.
(2)	All shares are held directly except as noted below.
(3)	Bequests from Penny S. Bolton, the widow of James H. Bolton, former chairman of the Company. These shares are not included in the group’s shares.
(4)	Includes 320,930 shares held by the family trust of Ronald A. Provera and his wife, Madelyn M. Provera.
(5)	Includes 3,800 shares owned by Marsha Mulroney, wife of Thomas J. Mulroney.
(6)	Excludes options under the Company’s Incentive Stock Option Plan to Theodore L. Arena to purchase 91,458 shares, to Thomas J. Mulroney to purchase 15,653 shares and to all officers and directors as a group to purchase 107,111 shares.
(7)	The options of Messrs. Arena, Mulroney, and the group are deemed exercised.

No other person is known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

Based on copies of filed forms and written representations, the Company believes that all officers, directors and 10% shareholders have timely filed all Forms 3, 4 and 5 required for 2003 and (except as previously disclosed) prior years by Section 16(a) of the Securities Exchange Act.

ELECTION OF DIRECTORS

A recent American Stock Exchange (“AMEX”) rule requires that a majority of the Company’s Board of Directors be independent. Only three of the Company’s present directors are independent under the AMEX criteria. To comply with the AMEX rule, the Company intends to reduce the number of directors to five, with the present independent directors as a majority.

Section 3.2 of the bylaws currently provides for not less than 6 nor more than 11 directors, the exact number to be determined by the board. The board has adopted a resolution effective immediately prior to the Annual Meeting setting the number of directors at 6. If only the nominees listed below are elected, there will be one vacancy on the board, a quorum will be 4 directors, and the Company will comply with the AMEX rule. If suitable and willing additional independent directors are identified after the Annual Meeting, the board may increase the authorized number of directors and add both independent and affiliated directors, maintaining an independent majority.

Five directors are nominated to be elected to serve until their successors are elected at the next annual meeting. Shareholders are entitled to cumulate votes for directors upon notice by a shareholder at the meeting prior to the voting. Under cumulative voting, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the number of the shareholder’s shares, and may allocate the votes to one or distribute them among some or all of the candidates. If there are additional nominees, the six candidates nominated prior to the voting receiving the highest number of votes will be elected directors. Otherwise the five nominees listed below will be elected directors.

Unless otherwise directed in the Proxy card, if cumulative voting is invoked and there are additional nominees, votes under proxies received pursuant to this solicitation will be distributed among the five nominees listed below so as to elect as many of them as possible. If any of the nominees listed below become unavailable, the proxies may be voted in the proxyholders’ discretion for substitute nominees.

NOMINEES FOR BOARD OF DIRECTORS

The name, age, principal position for the past five years and other relevant information for each nominee for the Board of Directors is as follows:

Theodore L. Arena, age 61, has been the General Manager of the Company’s Swiss American Sausage Co. meat division since 1976, the President and a director of the Company since 1985 and the Chief Executive Officer since 1998. He is the nephew of Louis A. Arena, a director of the Company.

Santo Zito, age 66, has been the Company’s plant engineer since 1976, and a vice president and director of the Company since 1972. He is currently the General Manager of the pasta division. He is a member of the option committee.

Louis A. Arena, age 81, has been a director of the Company since 1972, a vice president from 1972 to 1989, and General Manager of the pasta division from 1975 until his retirement in 1989. He is Chairman of the audit committee.

Joseph W. Wolbers, age 74, has been a director of the Company since 1990. He retired in 1989 as a vice president of First Interstate Bank where he had been employed since 1950. He is a member of the audit committee.

John M. Boukather, age 67, is a management consultant. He was the Director of Operations of PW Supermarkets from 1993 to 1994, Vice President, Retail Sales, of Certified Grocers of California, Ltd. from 1992 to 1993 and president of Pantry Food Markets from 1983 to 1987. He has been a director of the Company since 1987. He is a member of the audit committee.

BOARD COMMITTEES AND MEETINGS

The Board of Directors presently has two committees, the audit committee and the option committee. The board has had no executive, nominating or compensation committees, and the full board has acted in these capacities. In the future, in compliance with new AMEX rules, the board intends to require that nomination and compensation decisions be based on the recommendation of a majority of the independent directors and to adopt formal resolutions setting forth the nomination process and compensation decision procedures.

In the past, all directors participated in the consideration of director nominees based on the board’s view that the board could act in the best interests of the shareholders because all but one director was either independent or a substantial shareholder. Board decisions on nominees to the Board of Directors have always been unanimous. Three of the present directors and a majority of the proposed nominees for the board are independent under AMEX criteria. The board has not previously adopted: any charter regarding nominations; any specific minimum qualifications or qualities or skills that the board believes must be met by a nominee; any process for identifying and evaluating nominees or differences in such process based on whether the nominee is recommended by a shareholder; and, any policy regarding nominees recommended by shareholders, based on the board’s view stated above and because there have been no nominees recommended by shareholders.

The audit committee’s function is to oversee the Company’s financial practices and controls and its relationship with its outside auditors, as provided by the revised audit committee charter adopted by the board on April 28, 2001. The board intends to amend the charter to provide that all related party transactions are subject to review and oversight by the audit committee, that the audit committee has the responsibility for engaging or terminating the outside auditors and that the audit committee determines the funding it requires to perform its functions and to set forth procedures established by the audit committee for the receipt, retention and treatment of complaints received regarding accounting, controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The board has determined that all members of the audit committee are independent within the meaning of the AMEX rules. All audit committee members have financial literacy and at least one, Joseph W. Wolbers, has financial sophistication under AMEX criteria. The audit committee met 4 times in 2003 and acted once by written consent.

The option committee’s function is to administer the Company’s 1987 Incentive Stock Option Plan. The option committee did not meet in 2003.

The board held 4 formal meetings and acted 3 times by unanimous written consent during 2003. All members were present at all board and committee meetings.

Directors are encouraged, but not required, to attend shareholders’ meetings. Directors who are not officers or employees are paid a fee of $1,000 for each shareholders’ meeting attended. At the 2003 Annual Meeting of Shareholders, 6 of the 8 directors were in attendance.

Directors who are not officers or employees are paid a fee of $1,000 for each board meeting or board committee meeting attended in person and $250 for each meeting attended by telephonic conference call. In addition, the Chairman of the Audit Committee is paid a retainer of $1,000 per month.

Audit Committee Report

Beginning with the 2nd quarter of 2000, the audit committee has met at least quarterly. The outside auditors were invited to each meeting to discuss any significant matters relating to the quality and accuracy of the Company’s financial reporting principles, policies and practices. The committee reviewed and discussed with the auditors and management the results of the annual audit and the audited financial statements for the year 2003. The committee also reviewed with the auditors and received a written statement from them on their independence and any relationships that might compromise that independence. Based on the foregoing, the committee recommended to the board that the financial statements be included in the Form 10-K.

Louis A. Arena	John M. Boukather	Joseph W. Wolbers

EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 2003, 2002 and 2001, all compensation of all executive officers of the Company serving at December 31, 2003.

Name and Position	Year	Annual Salary	SEP-IRA Contributions	Cash Bonus
John D. Determan,	2003	$76,442	$11,466
Chairman of the Board	2002	75,000	11,250
	2001	83,810	12,572

Theodore L. Arena,	2003	129,628	25,076	$37,542
President and	2002	125,961	27,579	57,900
Chief Executive Officer	2001	127,307	19,096

Ronald A. Provera,	2003	130,536	19,580
Secretary	2002	127,832	19,175
	2001	127,766	19,165

Santo Zito,	2003	133,415	20,012
Vice President	2002	130,188	19,528
	2001	130,532	19,580

Thomas J. Mulroney,	2003	127,807	19,171
Chief Financial Officer	2002	125,000	23,526	31,838
	2001	125,431	18,815

See Incentive Stock Option Plan below for information on Incentive Stock Options. See Simplified Employee Pension Plan below for information on SEP-IRA Contributions. The cash bonuses were paid in anticipation of the adoption of a Stock Grant Plan. See Stock Grant Plan below for information on the Stock Grant Plan.

Except as authorized by the approval of the Stock Grant Plan, the Company does not currently pay bonuses or deferred compensation to executive officers. The Company does not provide executive officers with automobiles, employment contracts or “golden parachute” arrangements.

Simplified Employee Pension Plan

In 1988, the Company adopted a Simplified Employee Pension-Individual Retirement Accounts (“SEP-IRA”) plan and executed SEP-IRA Agreements with Wells Fargo Bank, N.A. and Dean Witter Reynolds Inc., covering all employees at least 18 years old who have worked at least six months and earned at least $300 during the year, except certain union employees. Union plant employees at both divisions do not participate in the SEP-IRA plan under the terms of their current collective bargaining agreements.

The Company makes contributions under the plan in the discretion of the board, allocated in proportion to compensation, to an Individual Retirement Account (“IRA”) established by each eligible employee.

Contributions, up to 15% of eligible compensation, are deductible by the Company and not taxable to the employee. An employee may withdraw SEP-IRA funds from the employee’s IRA. Withdrawals are taxable as ordinary income, and withdrawals before age 59-1/2 may be subject to tax penalties.

For 2003, the Company contributed $405,151 to IRA’s under the plan.

Incentive Stock Option Plan

In April 1987, the Company adopted an Incentive Stock Option Plan under Section 422A of the Internal Revenue Code of 1986. Under the plan, as amended in 1988, for a period of 10 years from the date of adoption, an Option Committee appointed by the Board of Directors was authorized in its discretion to grant to key management employees options to purchase up to an aggregate of 261,704 shares of common stock of the Company. The purchase price of shares covered by an option could not be less than the market value of the shares on the date of grant and the term of an option could not exceed 10 years.

Options may no longer be granted under the plan. No options were exercised in 2003. At December 31, 2003, outstanding options to purchase shares at $2-9/16 per share were held 91,458 by Theodore L. Arena and 15,653 by Thomas J. Mulroney. All outstanding options are exercisable at a price which exceeds the year end stock market closing price of $1.28 per share.

Stock Grant Plan

In 2002, the Board of Directors of the Company conditionally authorized the adoption of a Stock Grant Plan to grant shares of the Company’s common stock to two executive officers of the Company, 180,000 shares to Theodore L. Arena and 100,000 shares to Thomas J. Mulroney and to pay them cash bonuses over three years beginning in 2002 to cover the income taxes they incur from receipt of the grants. In October 2003, the Board of Directors revised the Plan to limit the stock grant to 150,000 shares to Mr. Arena and to provide for only cash bonuses of $31,838 each in 2002, 2003 and 2004 to Mr. Mulroney. The conditions under which the shares were to be granted under the revised Plan were not met in 2003, and accordingly the Company did not issue the grant shares in 2003. Mr. Mulroney’s cash bonus for 2003 was also deferred.

On February 26, 2004, the Company granted and issued the 150,000 shares to Mr. Arena when the market price of the Company’s shares was $1.36 per share. The shares have full voting power and participate in dividends, but only 1/6 of the shares vested immediately and the balance will vest ratably over the next five years, contingent on Mr. Arena’s continued employment with the Company. The shares have been listed on AMEX but have not been registered under the Securities Act of 1933, relying on the exemption under Section 4(2) of the act for transactions not involving any public offering. The $204,000 market value of the 150,000 shares on the date of grant is taxable income to Mr. Arena and an income tax deduction to the Company in 2004 and will be compensation expense recognized by the Company ratably over the vesting period. Mr. Arena was paid $57,900 in 2002 and $37,542 in 2003 and will be paid $64,844 on or before April 15, 2005 as cash bonuses to cover the income taxes he incurs from receipt of the shares. The Company intends to pay a cash bonus of $31,838 to Mr. Mulroney in 2004.

The issuance of the grant shares dilutes the outstanding shares. On February 26, 2004, prior to the grant, the Company had outstanding 3,209,706 shares.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee. All executive officers are members of the board and have participated in the board’s deliberations concerning executive compensation. In the future, under new AMEX rules, the compensation of all officers will be based upon the recommendation of a majority of the independent directors, and the chief executive officer will not be present during deliberations regarding his compensation.

Board Report on Executive Compensation

The major Company policy affecting past and current executive compensation is to run the Company for the benefit of its shareholders and not for the benefit of management. The board members own close to half of the outstanding shares of the Company. Four out of five of the executive officers are substantial shareholders of the Company. Executive officers who are substantial shareholders have the same interest as the other shareholders in the long term performance of the Company. Their stock interest causes them to be directly rewarded or penalized by whether or not and the extent to which the Company pays dividends and maintains its growth, which should ultimately be reflected in the value of the Company’s stock.

The compensation of the one executive officer who is not a substantial shareholder is based upon the judgment of the board of how well the officer is performing his duties and how well the Company is performing. The Stock Grant Plan described above was authorized in 2002 to increase the stock ownership of two executive officers and retain their services, and was revised in 2003 to apply to only one executive officer. There is no specific relationship between Company performance and compensation for any executive officer, other than through stock options for two executive officers.

John D. Determan	Ronald A. Provera	John M. Boukather	Thomas J. Mulroney
Theodore L. Arena	Santo Zito	Joseph W. Wolbers	Louis A. Arena

Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock to the S&P 500 Stock Index and the S&P Food Products Index for five years, assuming reinvestment of dividends.

5 YEAR CUMULATIVE TOTAL RETURNS

Assuming Reinvestment of Dividends

	1998	1999	2000	2001	2002	2003
S&P 500 Stock Index	100	121	110	97	75	97
S&P Food Products Index	100	80	102	104	106	119
Provena Foods Inc.	100	96	61	62	45	47

RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG LLP is the Company’s independent auditors and is expected to continue in this capacity for the current year. Representatives of KPMG LLP have indicated that they intend to be present at the Annual Meeting and will have an opportunity to address the shareholders and respond to appropriate questions.

Audit Fees. KPMG LLP’s audit and quarterly review fees for 2002 were $51,000 and for 2003 were $54,000.

Audit-Related Fees. No audit-related fees were billed by KPMG LLP for 2002 or 2003.

Tax Fees. KPMG LLP’s fees for tax advice for 2002 were $1,850 and none for 2003.

All Other Fees. No other fees were billed by KPMG LLP for 2002 or 2003 for products or services.

The policies and procedures of the Audit Committee with respect to the engagement of the Company’s independent auditors to render audit or non-audit services are that the services are not performed until after the Audit Committee has met with the auditors and discussed the services to be rendered and received estimates of the fees for the services.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business should properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby with respect to such business in the discretion of the proxyholders.

SHAREHOLDER COMMUNICATIONS, NOMINATIONS AND PROPOSALS

Any recommendation a shareholder wishes to make for a nominee to the Board of Directors to be elected at the 2005 Annual Meeting of Shareholders and any proposal a shareholder wishes to have presented at the 2005 Annual Meeting of Shareholders must be received by the Company by January 1, 2005. Six copies of any such recommendation or proposal and of any communication a shareholder wishes to send to the board should be mailed to the Company at the address first above written, marked “Attention: Board of Directors,” and, upon receipt, a copy will be distributed to each director.

By Order of the Board of Directors.

JOHN D. DETERMAN
Chino, California March 15, 2004	Chairman of the Board

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE

ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OFSHAREHOLDERS

APRlL 27, 2004

This Proxy is Solicited on Behalf of the Board of directors

The undersigned hereby appoints JOHN D. DETERMAN, THEODORE L. ARENA and RONALD A. PROVERA as Proxies, each with full power of substitution, to represent and to vote as directed below, all of the shares of common stock ofProvena Foods Inc. held of record by the undersigned on March 8,

2004, at the Annual Meeting of Shareholders to be held on April 27, 2004 or any adjournment thereof.

This Proxy, when properly executed, will be voted as the undersigned shareholder directs below.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

REVOCABLE PROXY

PROVENA FOODS INC.

1. ELECTION OF DIRECTORS

To elect the nominees listed below.

For Withhold For All Except

Theodore L. Arena, Louis A. Arena, Santo Zito, John M. Boukather and Joseph W. Wolbers.

INSTRUCTION: To withold authority to vote for any nominees, mark “For All Except” and strike out their names above.

2. Intheir discretion, to vote on such other business as may properly come before the meeting.

PLEASE MARK BOX IF YOU PLAN TO ATTEND THE MEETING.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above

Co-holder (if any) sign above

Note: Please sign exactly as name appears above. If signed as representative, state capacity.

Detach above card, sign, date and mail in postage paid envelope provided.

PROVENA FOODS INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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